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                                                                    EXHIBIT 3.26

                          CERTIFICATE OF INCORPORATION
                                       OF
                       MARATHON LeTOURNEAU HOLDINGS, INC.

         FIRST. The name of the corporation is Marathon LeTourneau Holdings, Inc.

         SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Center.

         THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares, and the par value of each of such shares is One Dollar ($1.00).

         FIFTH. The name and mailing address of the incorporator is S. Maria Narisi, 600 Jefferson Building, 19th Floor, Houston, Texas 77002.

         SIXTH. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

      Name                      Mailing Address
Ray R. Seegmiller        Marathon Manufacturing Company
                         600 Jefferson Building
                         19th Floor
                         Houston, Texas 77002

J. Earl Beckman          Marathon LeTourneau Company
                         3400 West Marshall Avenue
                         Longview, Texas 75604

Glynn W. Stewart         Marathon LeTourneau Company
                         3400 West Marshall Avenue
                         Longview, Texas 75604


         SEVENTH. The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

         EIGHTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for further definition, limitation, and regulation of the powers of the corporation and of its directors and stockholders.

         (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

         (2) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

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         (3)      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the Bylaws of the corporation.

         NINTH. Meetings of stockholders may be held within or without the State of Delaware, as provided in the Bylaws.

         TENTH. The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         ELEVENTH. Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the, stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         TWELFTH. The corporation reserves the right to amend, alter, change, or repeal any provisions contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THIRTEENTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article Thirteenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         FOURTEENTH. Indemnification.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation, or an agent of the Corporation designated as an "indemnitee" for purposes of this Article by the Board of Directors of the Corporation, or is or was any such director, officer, employee or designated agent serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan and amounts paid in

                                       2

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settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  (b) Advancement of Expenses. The right to indemnification conferred in this Article Fourteenth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article Fourteenth or otherwise.

                  (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article Fourteenth shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and that the facts herein stated are true, and accordingly has hereunto set her hand this 16th day of September, 1987.

                                     /s/ S. Maria Narisi
                                     ------------------------------------
                                     S. Maria Narisi

                                       3

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       MARATHON LeTOURNEAU HOLDINGS, INC.

                  I, the undersigned Ray R. Seegmiller, President of Marathon LeTourneau Holdings, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

                  FIRST: The Board of Directors of the Company by unanimous written consent pursuant to Section 141(f) of the Delaware General Corporation Law adopted a resolution that in its judgment it is advisable to change the name of the Company and that therefore Article FIRST shall be amended to read as follows:

                           FIRST: The corporate name is
                           Marathon Manufacturing Holdings, Inc.

                  SECOND: Thereafter, the stockholders of all of the issued and outstanding voting stock of the Company, by written consent pursuant to Section 228 of the Delaware General Corporation Law consented to and approved the said amendment.

                  THIRD: The said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Law.

                  IN WITNESS WHEREOF, this Certificate has been made under the corporate seal of MARATHON LeTOURNEAU HOLDINGS, INC. by Ray R. Seegmiller, its President, who hereunto signed his name this 11th day of December, 1987.

                                        MARATHON LeTOURNEAU HOLDINGS, INC.

                                        By:    /s/ Ray R. Seegmiller
                                               -------------------------------
                                               President